Exhibit 23.7

CONSENT OF WOOD CANADA LIMITED,

FORMERLY KNOWN AS Amec Foster Wheeler Americas Limited

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2018 and (ii) the registration statements on Form S-3 (No. 333-220484) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102 and No. 208149) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to Wood Canada Limited’s name (formerly known as Amec Foster Wheeler Americas Limited) and to the use of the technical report titled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated effective February 20, 2018 and released April 6, 2018 (the “Technical Report”), and the use of scientific and technical information, including any reserve estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: February 8, 2019

Wood Canada Limited, formerly known as Amec Foster Wheeler Americas Limited

/s/ Greg Gosson
Name: Greg Gosson Title: Manager, Consulting Canada